SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the 2012 Annual Meeting of Stockholders
	DATE:	June 21, 2012
	TIME:	9:30 a.m. (local time)
	LOCATION:	The Penn Club of New york, Chestnut Boardroom, 4th Floor, 30 W. 44th Street, New York, NY 10036

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/SLRK and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/INUV

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, prior to June 10, 2012.

you may enter your voting instructions at https://www.iproxydirect.com /INUV until 11:59 pm eastern time June 20, 2012.

The purposes of this meeting are as follows:
1. to elect three class i directors richard k. howe charles d. morgan jospeh p. durrett 2. to ratify the appointment of mayer hoffman mccann p.c. as independent registered public accounting firm.
Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the 2012 Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.
Only stockholders of record at the close of business on April 25, 2012 (the “Record Date”) are entitled to notice and to vote at the 2012 Annual Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Please note – This is not a Proxy Card - you cannot vote by returning this card